Exhibit 10(B)

Custodian Agreement

          This Custodian Agreement (“Agreement”) is made as of the 3rd day of March, 2008 by and between STATE STREET BANK AND TRUST COMPANY, N.A., a national banking association organized under the laws of The United States of America and located at 225 Liberty Street, 25th Floor, New York, New York 10281 (the “Custodian”) and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a life insurance company organized and existing under the laws of New York and located at 730 Third Avenue, New York, New York 10017 (“Insurance Company”) on behalf of the TIAA Real Estate Account (the “Account”).

RECITALS:

          WHEREAS, the Account is an insurance company separate account of the Insurance Company that is not registered with the United States Securities and Exchange Commission (the “SEC”) as an investment company under the Investment Company Act of 1940, as amended (“1940 Act”), because it is not operated, and in the future is not expected to operate, such that it would be deemed an “investment company” for purposes of the 1940 Act; and

          WHEREAS, the Account is designed to invest primarily in a diversified portfolio of real estate and real estate related assets; and

          WHEREAS, the Account also may invest in investment securities and hold monies in furtherance of its investment strategy; and

          WHEREAS, the Insurance Company, on behalf of the Account, desires to appoint the Custodian as the custodian of the Account and wishes to contract with the Custodian to act as custodian of certain investment securities, monies and other assets held on behalf of the Account in one or more accounts in places within or outside of the United States (the Account’s “Assets”); and

          WHEREAS, the Custodian is willing to accept such appointment on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

SECTION 1.     APPOINTMENT AND EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

The Insurance Company, on behalf of the Account, hereby appoints and employs the Custodian to serve as custodian of the Assets, including securities which the Insurance Company, on behalf of the Account, desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”). The Insurance Company, on behalf of the Account, agrees to deliver to the Custodian such securities and other Assets of the Account as the Insurance Company intends for Custodian to hold hereunder, and all payments of income, payments of principal or capital distributions received by it with respect thereto. The Custodian shall not be responsible for any property of the Account which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 5 hereof) including, without limitation, Account property (i) held by brokers, private bankers or other entities on behalf of the Account (each a “Local Agent”), (ii) held by Special Sub-Custodians (as such term is defined in Section 4A hereof), (iii) held by entities which have advanced monies to or on behalf of the Account and which have received Account property as security for such advance(s) (each a “Pledgee”), or (iv) delivered or otherwise removed from the custody of the Custodian (a) in connection with any Free Trade (as such term is defined in Sections 2.2(15) and 2.6(5) hereof) or (b) pursuant to Special Instructions (as such term is defined in Section 5 hereof). With respect to uncertificated shares or units, as appropriate (the “Underlying Shares”), of investment companies that are registered under the 1940 Act and insurance company separate accounts (hereinafter sometimes referred to as the “Underlying Portfolios”), the holding of confirmation statements that identify such shares as being recorded in the Custodian’s name on behalf of the Account will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions (as such term is defined in Section 5 hereof), the Custodian shall on behalf of the Account from time to time employ one or more sub-custodians located in the United States, but only as duly authorized by the Insurance Company on behalf of the Account, and provided that the Custodian shall have no more or less responsibility or liability to the Insurance Company on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may place and maintain the Account’s foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedule A and Schedule B attached hereto, but only in accordance with the applicable provisions of Section 3 hereof.

SECTION 2.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE ACCOUNT TO BE HELD BY THE CUSTODIAN IN THE UNITED STATES

          SECTION 2.1     HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of the Account all investment securities held by it in the United States and delivered to the Custodian, including all such domestic securities owned by the Account other than (a) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”), and (b) Underlying Shares owned by the Account which are maintained pursuant to Section 2.11 hereof in an account with the transfer agent or entity performing such services for the Underlying Portfolio and with respect to which the Custodian is provided Proper Instructions (“Underlying Transfer Agent”). Certificated securities shall be held separate from all other securities or in a fungible bulk. The Custodian shall hold all Assets of the Account subject to Proper Instructions from the Insurance Company, on behalf of the Account, and the assets shall be withdrawable on the demand of the Insurance Company, on behalf of the Account.

          SECTION 2.2     DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by the Account and held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the Account, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)	Upon sale of such securities for the account of the Account in accordance with customary or established market practices and procedures, including, without limitation, delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Insurance Company on behalf of the Account;

3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of the Account;

5)

To the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)

To the issuer thereof, or its agent, for transfer into the name of the Insurance Company on behalf of the Account or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)

Upon the sale of such securities for the account of the Account, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities, except as may arise from the Custodian’s own negligence, bad faith, or willful misconduct;

8)

For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)

In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)

For delivery in connection with any loans of securities made by the Insurance Company on behalf of the Account, but only against receipt of collateral as agreed upon from time to time by the Insurance Company on behalf of the Account, except that in connection with any loans for which collateral is to be credited to the

Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible under this Agreement for the delivery of securities owned by the Account prior to the receipt of such collateral, except as may arise from the Custodian’s own negligence, bad faith, or willful misconduct;

11)

For delivery in connection with any loans of securities made by the Insurance Company on behalf of the Account to a third party lending agent, or the lending agent’s custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Insurance Company on behalf of the Account;

12)

For delivery as security in connection with any borrowing by the Insurance Company on behalf of the Account requiring a pledge of assets by the Insurance Company on behalf of the Account, but only against receipt of amounts borrowed;

13)

For delivery in accordance with the provisions of any agreement among the Insurance Company on behalf of the Account, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) and a member of The Financial Industry Regulatory Authority (“FINRA”), or its successor, relating to compliance with the rules of The Options Clearing Corporation, the Fixed Income Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Insurance Company on behalf of the Account;

14)

For delivery in accordance with the provisions of any agreement among the Insurance Company on behalf of the Account, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (“CFTC”) and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Insurance Company on behalf of the Account;

15)

Upon the sale or other delivery of such investments (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by the Insurance Company on behalf of the Account, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Insurance Company, for the purpose of engaging in repurchase agreement transactions(s), each, a “Repo Custodian”), and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(5), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall set forth (a) the securities of the Account to be delivered and (b) the entity or entities to whom delivery of such securities shall be made;

16)	In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.11 hereof;

17)	For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Insurance Company on behalf of the Account; and

18)

For any other purpose, but only upon receipt of Proper Instructions from the Insurance Company on behalf of the Account specifying (a) the securities of the Account to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

          SECTION 2.3     REGISTRATION OF SECURITIES. Domestic securities held by the Custodian for the Account (other than bearer securities) shall be registered in the name of the Account or in the name of any nominee of the Account or of any nominee of the Custodian which nominee shall be assigned exclusively to the Account, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Account under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, the Insurance Company directs the Custodian to maintain the Account’s securities in “street name,” the Custodian shall utilize its best efforts only to timely collect income due the Account on such securities and to notify the Insurance Company on a best efforts basis of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

          SECTION 2.4     BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Account, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the Account. Funds held by the Custodian for the Account may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such monies shall be deposited by the Custodian in its capacity as custodian and shall be withdrawable by the Custodian only in that capacity.

          SECTION 2.5     COLLECTION OF INCOME. Except with respect to Account property released and delivered pursuant to Section 2.2(15) or purchased pursuant to Section 2.6(5), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which the Account shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The Custodian shall credit income to the Account as such income is received or in accordance with Custodian’s then current payable date income schedule. Any credit to the Account in advance of receipt may be reversed when the Custodian reasonably determines that payment will not occur in due course and the Account may be charged at the Custodian’s applicable rate for time credited. Income due to the Account on securities loaned pursuant to the provisions of

Section 2.2 (10) and (11) shall be the responsibility of the Insurance Company. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Insurance Company with such information or data as may be necessary to assist the Insurance Company in arranging for the timely delivery to the Custodian of the income to which the Account is properly entitled.

          SECTION 2.6     PAYMENT OF ACCOUNT MONIES. The Custodian shall pay out monies of the Account upon receipt of Proper Instructions on behalf of the Account, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)

Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Account but only (a) in accordance with customary or established market practices and procedures, including, without limitation, delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which has been designated by the Custodian as its agent for this purpose) registered in the name of the Account or in the name of a nominee of the Account or Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.9 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.11 hereof; (d) in the case of repurchase agreements entered into between the Insurance Company on behalf of the Account and the Custodian, or another bank, or a broker-dealer which is a member of FINRA, (i) against delivery of the securities either in certificated form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Account of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Account; or (e) for transfer to a time deposit account of the Insurance Company in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Insurance Company as defined herein;

2)	In connection with conversion, exchange or surrender of securities owned by the Account as set forth in Section 2.2 hereof;

3)

For the payment of any expense or liability incurred by the Account, including but not limited to the following payments for the Account: interest, taxes, management, accounting, legal fees, and operating expenses of the Account whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

4)	For payment of the amount of dividends received in respect of securities sold short;

5)

Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Account monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions

(such payment in advance of delivery, along with the delivery in advance of payment made in accordance with Section 2.2(15), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made;

6)	For payment as initial or variation margin in connection with futures or options on futures contracts entered into by the Insurance Company on behalf of the Account; and

7)

For any other purpose, but only upon receipt of Proper Instructions from the Insurance Company on behalf of the Account specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

          SECTION 2.7     LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED.

          Except as specifically stated otherwise in this Agreement, in any and every case in which payment for purchase of domestic securities for the account of the Account is made by the Custodian on behalf of the Account in advance of receipt of the securities purchased, in the absence of specific written instructions from the Insurance Company, on behalf of the Account, to so pay in advance, the Custodian shall be absolutely liable to the Account for such securities to the same extent as if the securities had been received by the Custodian.

          SECTION 2.8     APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder and each agreement pursuant to which Custodian appoints an agent shall subject the agent to the same liability for loss of securities as Custodian. If the agent is governed by laws that differ from the regulation of the Custodian, the Superintendent of Insurance of the State of New York (the “Superintendent”) may accept a standard of liability applicable to the agent that is different from the standard liability. The Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.8 or any other provision of this Agreement.

          SECTION 2.9     DEPOSIT OF ACCOUNT ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by the Account in a U.S. Securities System subject to the following provisions:

1.

The securities are represented in an account of the Custodian in the U.S. Securities System (“U.S. Securities System Account”) which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

2.	The records of the Custodian with respect to securities of the Account which are maintained in a U.S. Securities System shall identify by book entry those securities belonging to the Account;

3.

The Custodian shall pay for securities purchased for the Account upon the making of an entry on the records of the Custodian to reflect such payment and transfer for the Account. The Custodian shall transfer securities sold for the Account upon the making of an entry on the records of the Custodian to reflect such transfer and payment for the Account. Upon request, the Custodian shall furnish the Insurance Company confirmation of each transfer to or from the Account in the form of a written advice or notice and shall furnish to the Insurance Company copies of daily transaction sheets reflecting each day’s transactions in the U.S. Securities System with respect to the Account;

4.

At the election of the Insurance Company, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Account has not been made whole for any such loss or damage;

5.

The Custodian shall provide the Insurance Company with any report obtained by the Custodian on the U.S. Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System.

          SECTION 2.10    SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of the Account, establish and maintain a segregated account or accounts for and on behalf of the Account, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof (a) in accordance with the provisions of any agreement among the Insurance Company on behalf of the Account, the Custodian and a broker-dealer registered under the Exchange Act and which is a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Account, (b) for purposes of segregating cash or government securities in connection with swap arrangements entered into by the Insurance Company on behalf of the Account, options purchased, sold or written by or on behalf of the Account or commodity futures contracts or options thereon purchased or sold by the Account, and (c) for any other purpose upon receipt of Proper Instructions from the Insurance Company on behalf of the Account.

          SECTION 2.11    DEPOSIT OF ACCOUNT ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares beneficially owned by the Account shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian’s only responsibilities with respect thereto shall be limited to the following:

1)

Underlying Shares owned by the Account shall be maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Account.

2)

Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of the Account, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of the Account.

3)

In respect of the purchase of Underlying Shares for the account of the Account, upon receipt of Proper Instructions, the Custodian shall pay out monies of the Account as so directed, and record such payment from the account of the Account on the Custodian’s books and records.

4)

In respect of the sale or redemption of Underlying Shares for the account of the Account, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of the Account on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds therefor, record such payment for the account of the Account on the Custodian’s books and records.

The Custodian shall not be liable to the Insurance Company for any loss or damage to the Insurance Company or the Account resulting from the maintenance of Underlying Shares with an Underlying Transfer Agent except for losses resulting directly from the negligence, bad faith, or willful misconduct of the Custodian or any of its agents or of any of its or their employees.

          SECTION 2.12    OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Account held by it and in connection with transfers of securities.

          SECTION 2.13    PROXIES. Except with respect to Account property released and delivered pursuant to Section 2.2(15), or purchased pursuant to Section 2.6(5), the Custodian shall, with respect to the domestic securities held by it hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Account or a nominee of the Account, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Insurance Company such proxies, all proxy soliciting materials and all notices received relating to such securities.

          SECTION 2.14    COMMUNICATIONS RELATING TO ACCOUNT SECURITIES. Except with respect to Account property released and delivered pursuant to Section 2.2(15), or purchased pursuant to Section 2.6(5) and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Insurance Company all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by or on behalf of the Account and the maturity of futures contracts purchased or sold by or on behalf of the Account) received by the Custodian from issuers of the securities being held for the Account. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Insurance Company all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Insurance Company desires to take action with respect to any tender offer, exchange offer or any other similar transaction relating to any security in the actual possession of the Custodian acting on behalf of the Account, the Insurance Company shall notify the Custodian with Proper Instructions at least two business days prior to the date on which the Custodian is to take such action. The Custodian also shall transmit promptly to the Insurance Company all written information received by the Custodian regarding any class action or other litigation in connection with Account securities or other assets issued in the United States and then held, or previously held, during the term of this Agreement by the Custodian for the account of the Account, including, but not limited to, opt-out notices and proof-of-claim forms.

          Additionally, upon receipt of Proper Instructions (as described in Section 5) regarding information necessary for proper filing of shareholder proposals with respect to positions in domestic securities held by the Custodian at any time during the term of this Agreement, the Custodian shall transmit promptly to the Insurance Company all information and documentation in Custodian’s possession requested by the Insurance Company on behalf of the Account. The Insurance Company shall limit such requests to only that information and documentation that is required of shareholders by the SEC for the proper filing of shareholder proposals. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, the Custodian shall have no responsibility to so transmit any information under this Section 2.14.

          SECTION 2.15.    FEDERAL FUNDS. Upon agreement between the Insurance Company on behalf of the Account and the Custodian, the Custodian shall, upon receipt of Proper Instructions from the Insurance Company, make federal funds available to the Account as of specified times agreed upon from time to time by the Insurance Company and the Custodian in the amount of checks received by the Insurance Company on behalf of the Account which are deposited into the Account’s account.

SECTION 3.     DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE ACCOUNT TO BE HELD OUTSIDE THE UNITED STATES

          SECTION 3.1     DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Foreign Assets” means any of the Insurance Company’s investments on behalf of the Account (including foreign currencies) that are Assets and for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Insurance Company’s transactions in such investments on behalf of the Account.

“Foreign Securities System” means a securities depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a banking institution serving as an custodian in a country listed on Schedule A.

          SECTION 3.2.   HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Account the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Account, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers; provided, however, that (i) the records of the Custodian with respect to foreign securities of the Account which are maintained in such account shall identify those securities as belonging to the Account and (ii) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

          SECTION 3.3.    FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

          SECTION 3.4.    TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

                       3.4.1.   DELIVERY OF FOREIGN SECURITIES. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Account held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)

upon the sale of such foreign securities for the Account in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Account;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)

to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)

to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub- Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)

in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Insurance Company on behalf of a Account requiring a pledge of assets by the Insurance Company on behalf of the Account;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)

upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

(xii)

for delivery in connection with any loans of foreign securities made by the Insurance Company on behalf of the Account, but only against receipt of adequate collateral as agreed upon from time to time by the Insurance Company, on behalf of the Account, and the Custodian;

(xiii)

for delivery in connection with any loans of foreign securities made by the Insurance Company to a third party lending agent, or the lending agent’s custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Insurance Company on behalf of the Account; and

(xiv)

for any other purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

                       3.4.2.   PAYMENT OF ACCOUNT MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Account in the following cases only:

(i)

upon the purchase of foreign securities for the Account, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Account;

(iii)

for the payment of any expense or liability of the Account, including but not limited to the following payments: interest, taxes, investment advisory fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Account, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)

upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Account monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

(vii)	for payment of part or all of the dividends received in respect of securities sold short;

(viii)	in connection with the borrowing or lending of foreign securities; and

(ix)	For any other purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment is to be made.

                       3.4.3.   MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Account and delivery of Foreign Assets maintained for the account of the Account may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Insurance Company, or its designee, the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Insurance Company, or its designee, being provided with substantively less information than had been previously provided hereunder.

          SECTION 3.5.     REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Account or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Insurance Company on behalf of the Account agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities except to the extent that such liability results from the negligence, bad faith, or willful misconduct of the nominee. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Account under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

          SECTION 3.6     BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Account cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Account with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Account. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, the Commonwealth of Massachusetts.

          SECTION 3.7.    COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Account shall be entitled. In the event that extraordinary measures are required to collect such income, the Insurance Company and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the Account as such income is received or in accordance with Custodian’s then current payable date income schedule. Any credit to the Account in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Account may be charged at the Custodian’s applicable rate for time credited. Income on securities loaned other than from the Custodian’s securities lending program shall be credited as received.

          SECTION 3.8     SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 3, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Insurance Company acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Insurance Company to exercise shareholder rights.

          SECTION 3.9.    COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall promptly transmit to the Insurance Company written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Account (including, without limitation, pendency of calls, maturities of foreign securities and expirations of rights in connection therewith). Additionally, when requested by the Insurance Company, the Custodian shall use commercially reasonable efforts to promptly provide the Insurance Company with timely updates with respect to blocking and unblocking of foreign securities or other property of the Account held by the Custodian via a Foreign Sub-Custodian for the account of the Account. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Insurance Company written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer.

          Absent negligence, bad faith, or willful misconduct on the part of the Custodian, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Account at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession or control of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least two business days prior to the date on which the Custodian is to take action to exercise such right or power, including, but not limited to, the date by which the Custodian must provide any necessary instructions or notices to the applicable Foreign Sub-Custodian. The Custodian shall also transmit promptly to the Insurance Company all written information received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Account regarding any class action or other litigation in connection with foreign securities or other assets issued outside the United States and then held, or previously held, during the term of this Agreement by the Custodian via a Foreign Sub-Custodian for the account of the Account, including, but not limited to, opt-out notices and proof-of-claim forms.

          Additionally, upon receipt of Proper Instructions regarding information necessary for proper filing of shareholder proposals with respect to positions in foreign securities or property held, or previously held, during the term of this Agreement by the Custodian via a Foreign Sub-Custodian for the account of the Account, the Custodian shall transmit promptly to the Insurance Company all information and documentation in the Custodian’s possession requested by the Insurance Company. The Insurance Company shall limit such requests to only that information and documentation that is required of shareholders by applicable regulations for the proper filing of shareholder proposals within the applicable jurisdiction. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, the Custodian shall have no responsibility to so transmit any information under this Section 3.9.

          SECTION 3.10.  LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations, provided, however, that each such agreement shall subject the Foreign Sub-Custodian to the same liability for loss of securities as Custodian. If the Foreign Sub-Custodian is governed by laws that differ from the regulation of Custodian, the Superintendent may accept a standard of liability applicable to the Foreign Sub-Custodian that is different from the standard liability. At the Insurance Company’s election, the Insurance Company shall be subrogated on behalf of the Account to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Account has not been made whole for any such loss, damage, cost, expense, liability or claim. Notwithstanding the foregoing, any Foreign Sub-Custodian which is a branch or subsidiary of the Custodian will be held to the standard of care set forth in Section 13 for the Custodian.

          SECTION 3.11  TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Insurance Company, the Account or the Custodian as custodian of the Account by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Insurance Company to notify the Custodian of the obligations imposed on the Insurance Company with respect to the Account or the Custodian as custodian of the Account by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Insurance Company with respect to any claim for exemption or refund under the tax law of countries for which the Insurance Company has provided such information.

          SECTION 3.12.  ACCESS OF INDEPENDENT ACCOUNTANTS OF THE INSURANCE COMPANY. Upon request of the Insurance Company, the Custodian will use commercially reasonable efforts to arrange for the independent accountants of the Insurance Company to be afforded access to the books and records of any foreign banking institution employed as a Foreign Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institution under its contract with the Custodian.

SECTION 4.     CONTRACTUAL SETTLEMENT SERVICES (PURCHASE / SALES)

          SECTION 4.1      The Custodian shall, in accordance with the terms set out in this section, debit or credit the appropriate cash account of the Account in connection with (i) the purchase of securities for the Account, and (ii) proceeds of the sale of securities held on behalf of the Account, on a contractual settlement basis.

          SECTION 4.2      The services described above (the “Contractual Settlement Services”) shall be provided for such instruments and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services under this Agreement at its sole discretion immediately upon notice to the Insurance Company on behalf of the Account, including, without limitation, in the event of: (i) nationalization, expropriation, currency restrictions, acts of war, revolution, riots or terrorism, interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, labor strikes, natural disasters, or similar events affecting settlement; (ii) any disorder in markets; or (iii) other changed external business circumstances affecting markets or the Insurance Company.

          SECTION 4.3      The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the Account as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market. The Custodian shall promptly recredit such amount at the time that the Insurance Company notifies the Custodian by Proper Instruction that such transaction has been canceled.

          SECTION 4.4      With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the “Settlement Amount”) shall be made to the account of the Account as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market. Such provisional credit will be conditioned upon (i) the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable and (ii) the Custodian or its agents having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by the Insurance Company on behalf of the Account) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

          SECTION 4.5      The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Insurance Company, on behalf of the Account, shall be responsible for any reasonable costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Account to the Custodian and may be debited from any cash account held for benefit of the Account.

          SECTION 4.6      In the event that the Custodian is unable to debit an account of the Account, and the Insurance Company fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with this Agreement, (i) the Custodian may charge the Account for reasonable costs and expenses associated with providing the provisional credit, including, without limitation, the reasonable cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of the Agreement and (iv) the Custodian shall have the right to setoff against any property and the discretion to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Account to the full extent necessary for the Custodian to make itself whole.

SECTION 4A.     SPECIAL SUB-CUSTODIANS

Upon receipt of Special Instructions (as such term is defined in Section 5 hereof), the Custodian shall, on behalf of the Account, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by the Insurance Company in Special Instructions. Each such designated sub-custodian is referred to herein as a “Special Sub-Custodian.” Each such duly appointed Special Sub-Custodian shall be listed on Schedule D hereto, as it may be amended from time to time by the Insurance Company on behalf of the Account, with the acknowledgment of the Custodian. In connection with the appointment of any Special Sub-Custodian, and in accordance with Special Instructions, the Custodian shall enter into a sub-custodian agreement with the Insurance Company and the Special Sub-Custodian in form and substance approved by the Insurance Company, provided that such agreement shall in all events comply with the terms and provisions of this Agreement.

SECTION 5.      PROPER INSTRUCTIONS AND SPECIAL INSTRUCTIONS

“Proper Instructions” (excluding “Free of Payment” delivery of Account securities), which may also be “continuing instructions,” as such term is used throughout this Agreement, shall mean instructions received by the Custodian from the Insurance Company on behalf of the Account or, if applicable, the Account’s duly authorized investment manager or investment adviser, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by two authorized persons or may be in a tested communication (e.g., a key pad or test key) or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Insurance Company has followed any security procedures agreed to from time to time by the Insurance Company and the Custodian including, but not limited to, the security procedures selected by the Insurance Company via the form of Funds Transfer Addendum attached hereto as Schedule E. Oral instructions (pursuant to procedures agreed to with Custodian in writing signed by the Insurance Company’s Treasurer) will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to provide such instructions with respect to the transaction involved. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.10 hereof.

“Proper Instructions--Free of Payment Delivery of Fund Securities (“Free of Payment”),” which may also be “continuing instructions,” as such term is used throughout this Agreement, shall mean instructions received by the Custodian from the Insurance Company on behalf of the Account or, if applicable, the Account’s duly authorized investment manager or investment adviser, or a person or entity duly authorized by either of them. Such instructions must be in writing manually signed by two authorized persons whose authority for authorizing “free of payment” instructions is specifically set forth in a writing signed by the (i) Executive Vice President and Chief Financial Officer of the Insurance Company or (ii) Treasurer of the Insurance Company or, in their absence, an Assistant Treasurer of the Insurance Company, when joined by (i) the Secretary of the Insurance Company or (ii) in the Secretary’s absence, an Assistant Secretary of the Insurance Company, in each case under corporate seal, provided, however, that the Insurance Company may specify to Custodian in writing an alternate list of officers of the Insurance Company who are authorized to carry out the purposes contemplated by this Section 5.

“Special Instructions,” as such term is used throughout this Agreement, means Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the Insurance Company or any other person designated in writing by the (i) Executive Vice President and Chief Financial Officer of the Insurance Company or (ii) Treasurer of the Insurance Company or, in their absence, an Assistant Treasurer of the Insurance Company, when joined by (i) the Secretary of the Insurance Company or (ii) in the Secretary’s absence, an Assistant Secretary of the Insurance Company, in each case under corporate seal, which countersignature or confirmation shall be (a) included on the same instrument containing the Proper Instructions or on a separate instrument clearly relating thereto and (b) delivered by hand, by facsimile transmission, or in such other manner as the Insurance Company and the Custodian agree in writing.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the Insurance Company shall deliver to the Custodian, duly certified by the (i) Executive Vice

President and Chief Financial Officer of the Insurance Company or (ii) Treasurer of the Insurance Company or, in their absence, an Assistant Treasurer of the Insurance Company, when joined by (i) the Secretary of the Insurance Company or (ii) in the Secretary’s absence, an Assistant Secretary of the Insurance Company, in each case under corporate seal, (except for Free of Payment as specified above) a certificate setting forth: (i) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Insurance Company; and (ii) the names, titles and signatures of those persons authorized to give Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

SECTION 6.     EVIDENCE OF AUTHORITY

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Insurance Company on behalf of the Account. The Custodian may receive and accept a copy of a resolution certified by the (i) Executive Vice President and Chief Financial Officer of the Insurance Company or (ii) Treasurer of the Insurance Company or, in their absence, an Assistant Treasurer of the Insurance Company, when joined by (i) the Secretary of the Insurance Company or (ii) in the Secretary’s absence, an Assistant Secretary of the Insurance Company, in each case under corporate seal, as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Insurance Company as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 7.     ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the Insurance Company on behalf of the Account:

1)

Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be properly and accurately accounted for to the Insurance Company;

2)	Surrender securities in temporary form for securities in definitive form;

3)	Endorse for collection, in the name of the Account, checks, drafts and other negotiable instruments; and

4)

In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Assets of the Account, except as otherwise directed by the Insurance Company.

SECTION 8.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

The Custodian shall cooperate with and promptly supply necessary information from its records to the entity or entities appointed by the Insurance Company on behalf of the Account to perform investment accounting and recordkeeping functions for the assets of the Account and/or value the Assets held by the Account. The Insurance Company acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of an Underlying Portfolio held by it on behalf of the Account and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 8 and in Section 9 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent.

SECTION 9.     RECORDS

          SECTION 9.1      The Custodian shall with respect to the Account create and maintain the records relating to its activities and obligations under this Agreement that are listed in Schedule F, as well as any other accounts and records that can be readily produced from the Custodian’s computer systems without additional or modified functionality (“Supplemental Accounts and Records”) as the Insurance Company may instruct the Custodian to create and maintain, subject to consent by the Custodian, such consent not to be unreasonably withheld, for such compensation as the Custodian may reasonably request and to which the Insurance Company may reasonably agree, such agreement not to be unreasonably withheld. To the extent that certain information maintained by the Custodian is relied upon by the Insurance Company in the preparation of its annual statement and supporting schedules and the financial statements of the Account, the Custodian shall maintain records sufficient to verify information relating to the Assets that may be reported in the Insurance Company’s and Account’s annual or quarterly financial statements and supporting schedules as filed with regulatory authorities and/or delivered to contract holders of the Account. The Custodian acknowledges that all such accounts and records are the sole and exclusive property of the Insurance Company on behalf of and for the benefit of the Account, shall at all times during the normal business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Insurance Company, the Insurance Company’s and Account’s (as applicable) independent registered public accounting firm (“Auditor”), employees and agents of the SEC, the U.S. Department of Labor, and any state securities or insurance regulatory authority, and will otherwise be delivered or made available to the Insurance Company for inspection or reproduction within a reasonable period of time, in each case upon the demand of the Insurance Company. The Custodian shall, at the Insurance Company’s request (including, but not limited to requests in connection with the preparation of the Account’s Registration Statement on Form S-1 (as amended from time to time, the “Registration Statement”), and including the prospectus, as supplemented from time to time, which comprises a part of such Registration Statement, and SEC Forms 10-K, 10-Q and 8-K), supply the Insurance Company with a tabulation of securities owned by the Account and held by the Custodian and shall, when requested to do so by the Insurance Company and for such compensation as shall be agreed upon between the Insurance Company and the Custodian, include certificate numbers in such tabulations. The Insurance Company acknowledges that, in creating and maintaining the records as set forth herein with respect to Account property released and delivered pursuant to Section 2.2(15), or purchased pursuant to Section 2.6(5) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Insurance Company, the Insurance Company’s counterparty(ies), or the agents of either of them.

          SECTION 9.2     The Insurance Company on behalf of the Account and the Custodian shall comply with the reasonable requests of the other party for information necessary to the requestor’s performance of its duties in connection with this Agreement, or compliance with applicable law, including, without limitation, requests by the Auditor or review of books and records of the Account in connection with this Agreement.

          SECTION 9.3      In addition to the obligations of Section 9.1, upon request of the Insurance Company (which shall include reasonable advance notice), Custodian shall grant reasonable access, during normal business hours, to the Insurance Company’s and Account’s (as applicable) duly authorized officers, employees, investment manager or adviser, agents and Auditor (with such officers, employees, agents and Auditor all being subject to compliance with Custodian’s confidentiality and security policies and procedures), to Custodian’s business facilities and personnel to the extent such facilities and personnel are used in connection with Custodian’s services to be provided hereunder, for the purposes of: (i) conducting a due diligence review of Custodian’s technology systems to be used in providing custodial services; (ii) performing an audit in accordance with the Insurance Company’s own business continuity program(s); (iii) complying with any regulatory requirements applicable to the Insurance Company or Account, including, without limitation, obligations of the Insurance Company on behalf of the Account to evaluate and report on its system of internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002, implementing rules and regulations, applicable interpretations and applicable standards of the Public Company Accounting Oversight Board (“PCAOB”), as well as all requirements and interpretations applicable to the Account with respect to the valuation of the Assets; and (iv) conducting an annual or other periodic compliance review or audit by, or under the supervision of, the Principal Executive Officer (“PEO”) and/or Principal Financial Officer (“PFO”) of the Account.

          SECTION 9.4     Notwithstanding the foregoing provisions, Custodian reserves the right to impose reasonable limitations on the number, frequency, timing and scope of audits and inspections requested by the Insurance Company or its Auditor so as to prevent or minimize any potential impairment or disruption of its operations, distraction of its personnel or breaches of security, policies, confidentiality or regulatory limitations or requirements; provided, however, that the Custodian may not limit the number, frequency or timing of audits and inspections in connection with any investigation or other action by any regulatory or governmental body with supervisory authority over the Insurance Company or Account.

SECTION 10.     OPINION OF INSURANCE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall take all reasonable action, as the Insurance Company with respect to the Account may from time to time request, to obtain from year to year favorable opinions from the Auditor with respect to its activities hereunder in connection with the preparation of the Insurance Company’s annual or periodic reports to its regulatory authorities, the Account’s annual or quarterly financial statements, and the Registration Statement (including any prospectus or prospectus supplement comprising a part thereof), the SEC’s Form 10-K, Form 10-Q, Form 8-K or other annual or periodic reports to the SEC, and with respect to any other requirements thereof.

SECTION 11.     REPORTS TO INSURANCE COMPANY BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Custodian shall provide the Insurance Company, on behalf of the Account, a SAS 70 Level II report by an independent registered public accounting firm on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a “Securities System”), relating to the services provided by the Custodian under this Agreement, and upon request a letter updating the Insurance Company on the matters addressed in the Custodian’s SAS 70 Level II as of the date of the relevant fiscal period of the Account, to the extent that the relevant fiscal period of the Account differs by a period of three (3) or more months from the date as of which the SAS 70 Level II report is prepared. Such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Insurance Company to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state. Such SAS 70 Level II report shall be provided at least once a year, or at such greater frequency as such SAS 70 Level II report is prepared. The Custodian shall notify the Insurance Company in writing of (i) any change in frequency of provision of SAS 70 Level II reports and (ii) if a SAS 70 Level II report is to be dated as of a different date than such report was previously dated. The Custodian shall also provide the Insurance Company, for a fee and at such times as the Insurance Company may reasonably request, reports received by the Custodian from a clearing corporation or the Federal Reserve book-entry system which the clearing corporation or the Federal Reserve permits to be redistributed on their respective systems of internal control when such reports relate to the services provided by Custodian under this Agreement.

SECTION 12.     COMPENSATION OF CUSTODIAN

In consideration for its services hereunder, the Custodian shall be paid the compensation set forth in a separate fee schedule, incorporated herein by reference, as may be amended by mutual consent of the parties from time to time.

SECTION 13.     RESPONSIBILITY OF THE CUSTODIAN; STANDARD OF CARE

          SECTION 13.1    INDEMNIFICATION AND STANDARD OF CARE. The Custodian shall give the Account assets at least the same care it gives its own property of a similar nature. In addition, the Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement; provided, however, that to the extent not prohibited by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as applicable, the Custodian is not responsible or liable for, and the Insurance Company will promptly indemnify and hold the Custodian harmless from and against, any and all direct costs, expenses, losses, damages, charges, reasonable counsel fees, payments and liabilities that are incurred by the Custodian or for which the Custodian is held to be liable, arising out of or attributable to the Custodian’s entrance into this Agreement, as a result of the Custodian following any Proper Instructions, or as a result of any other action or inaction of the Custodian in the performance of its duties under this Agreement; and provided, further, that such indemnity and hold harmless obligation shall not apply to any costs, expenses, losses, damages, charges, reasonable counsel fees, payments or liabilities to the extent arising out of the Custodian’s negligence, bad faith or willful misconduct.

          Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Insurance Company and/or the Account) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. So long as and to the extent that the Custodian exercises such reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement.

          Notwithstanding anything herein to the contrary (but subject to the provisions of the second paragraph of this Section 13.1 and the provisions of Section 13.2 below), and except with respect to Foreign Sub-Custodians in certain countries set forth on a separate written schedule, incorporated herein by reference, as it may be amended by mutual consent of the parties from time to time, Custodian shall be liable to the Insurance Company and Account for any loss which shall occur as the result of the failure of the Custodian or a Foreign Sub-Custodian to exercise reasonable care and diligence with respect to the safekeeping of the Account’s assets to the same extent that the Custodian would be liable to the Insurance Company and Account if the Custodian were holding such assets in New York; provided, however, that regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from or caused by nationalization, expropriation, currency restrictions, acts of war, revolution, riots or terrorism where the Foreign Sub-Custodian has otherwise acted with reasonable care; and provided, further, that Custodian shall not be responsible for the insolvency of a Foreign Sub-Custodian which is not an affiliate or subsidiary of the Custodian unless such appointment was made negligently or in bad faith. As to the Foreign Sub-Custodians employed in the countries listed on such separate written schedule from time to time, the Custodian shall have no more or less responsibility or liability to the Insurance Company and Account on account of any actions or omissions of any such Foreign Sub-Custodian so employed than such Foreign Sub-Custodian has to the Custodian. At the request of the Insurance Company, provided that each such request is reasonable and in good faith, Custodian agrees to reasonably and in good faith re-evaluate the prevailing circumstances in the countries then listed on such separate written schedule to determine whether any such country should be removed from such schedule.

          SECTION 13.2   OTHER LIMITATIONS OF CUSTODIAN’S LIABILITY. Except as may arise from the Custodian’s own negligence, bad faith, or willful misconduct or the negligence, bad faith, or willful misconduct of a sub-custodian, nominee or agent, the Custodian shall be without liability to the Insurance Company for any loss, liability, claim or expense resulting from or caused by: (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, labor strikes, natural disasters, or other similar events or acts or (ii) errors by the Insurance Company or, if applicable, the Account’s duly authorized investment manager or investment adviser in their instructions to the Custodian provided such instructions have been given in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a

Securities System; (iv) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Account, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

          If the Insurance Company requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned with respect to the Insurance Company or the Account being liable for the payment of money or incurring liability of some other form, the Insurance Company, as a prerequisite to requiring the Custodian to take such action, shall provide reasonable indemnity to the Custodian in an amount and form mutually agreed to between the Custodian and the Insurance Company.

          SECTION 13.3   LIEN ON ASSETS. If the Insurance Company on behalf of the Account requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act, bad faith, or willful misconduct, any property at any time held for the account of the Account shall be security therefor and should the Account fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Account’s assets to the extent necessary to obtain reimbursement.

          SECTION 13.4   INDEMNIFICATION OF THE INSURANCE COMPANY AND ACCOUNT BY CUSTODIAN. Custodian shall promptly indemnify and hold the Insurance Company and Account harmless from and against any and all direct costs, expenses, losses, damages, charges, reasonable counsel fees, payments and liabilities that are incurred by the Insurance Company or the Account or for which the Insurance Company or the Account is held to be liable, to the extent arising out of or attributable to the failure of Custodian to exercise the standard of care set forth in Section 13.1 above; provided, however, that such indemnity and hold harmless obligation shall not apply to any costs, expenses, losses, damages, charges, reasonable counsel fees, payments or liabilities to the extent arising out of the Insurance Company’s negligence, bad faith or willful misconduct. In addition, Custodian shall indemnify the Insurance Company and the Account for any loss of securities of the Account held by Custodian under this Agreement occasioned in undertaking the performance of its obligations under this Agreement by (a) the negligence or dishonesty of Custodian or Custodian’s officers or employees or (b) damage, destruction, burglary, robbery, holdup, theft or mysterious disappearance of any such securities when Custodian has physical possession of such securities. In the event there is a loss of the securities for which Custodian is obligated to indemnify the Insurance Company or Account as provided in the immediately preceding sentence, Custodian shall promptly replace, at its option, either the security or the value thereof measured as of the date of such loss and the value of any loss of rights or privileges resulting from said loss of the security. If Custodian replaces or reimburses for the loss of securities, and is later exonerated from liability, the Insurance Company or Account shall reimburse Custodian for the cost of such replacement or reimbursement.

          SECTION 13.5   INDEMNIFICATION PROCEDURES. Promptly after receipt by the Insurance Company (or Account) or Custodian of notice of a matter that may be covered under the indemnification provisions of Section 13.1 or 13.4, as applicable (“Claim”), such party (“Claimant”) shall notify the other (“Indemnitor”); provided, however, that a delay by Claimant in notifying Indemnitor of a Claim shall not permit Indemnitor to avoid its indemnification obligations hereunder except to the extent Indemnitor is actually prejudiced by such delay. The Claimant shall, at its own expense, provide the Indemnitor with such complete details and pleadings as are requested by the Indemnitor concerning the Claim and shall cooperate fully and in good faith with the Indemnitor in investigating and defending the Claim. The Indemnitor will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnifications provided in Section 13.1 or 13.4, as applicable. In the event the Indemnitor elects to assume the defense of any such suit and retain counsel, the Claimant and/or any of its affiliated persons named as defendant or defendants in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless the Indemnitor shall have specifically authorized the retaining of such counsel or if there is a conflict between the Indemnitor and the Claimant. The Claimant shall in no event confess any claim or settle or make any compromise in any case in which the Indemnitor may be required to indemnify the Claimant except with the Indemnitor’s prior written consent.

          SECTION 13.6.   LIMITATION OF DAMAGES. Notwithstanding any provision herein to the contrary, none of the parties hereto shall be liable for any indirect, consequential, incidental, exemplary, punitive or special damages, even if such party has been apprised of the likelihood of such damages occurring.

          SECTION 13.7.    ERISA MATTERS. The Insurance Company acknowledges that some assets of the Account are subject to certain provisions of ERISA by reason of the fact that some of the Assets in the Account are “plan assets” of various employee benefit plans subject to ERISA as defined in Department of Labor Regulation Section 2510.3 -101. The Insurance Company and Custodian agree that in connection therewith, Custodian is a service provider only and not a fiduciary of any plan or trust to which the assets are related. Custodian shall not be considered a party to any agreement the Insurance Company may have with any plan or trust that may invest in the Account, and the Insurance Company hereby assumes all responsibility to assure that any instructions that it issues under this Agreement with respect to the Account are in compliance with all applicable requirements of ERISA.

          This Agreement will be interpreted so as to be in compliance with ERISA Section 404(b) and the Department of Labor Regulations Section 2550.404b -1 concerning the maintenance of the indicia of ownership of plan assets outside of the jurisdiction of the district courts of the United States. The Insurance Company on behalf of Account represents that it meets the requirements of the

Department of Labor Regulations Section 2550.404b -1(a)(2)(i)(B). The Insurance Company further represents that the Insurance Company has been duly appointed to manage and control the assets of the Account with power to employ agents or delegates with respect to such duties; and that notwithstanding such employment of agents or delegates, the Insurance Company retains its responsibility and duty to manage and control the assets of such plans.

SECTION 14.    EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

          SECTION 14.1    This Agreement shall become effective as of the date first above written. The initial term of this Agreement is for a period of one (1) year from the date hereof. Thereafter, either the Insurance Company or Custodian may terminate this Agreement by written notice to the other party that is received not less than one hundred twenty (120) days prior to the date upon which such termination will take effect, in the case of termination by the Custodian, and not less than sixty (60) days prior to the date upon which such termination will take effect, in the case of termination by the Insurance Company. This Agreement may be amended at any time by mutual agreement of the parties hereto; provided, however, that neither party shall amend or terminate this Agreement in contravention of any applicable federal or state regulations, or, in the case of the Insurance Company, any provision of the Insurance Company’s Articles of Incorporation, By-Laws and other governing documents of the Insurance Company or the Account (such organizational and governing documents, generally, “Governing Documents”); and further provided, that the Insurance Company on behalf of the Account may at any time (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

          SECTION 14.2    Upon termination of the Agreement, the Custodian shall receive such compensation as may be due as of the date of such termination (unless it is subject to reasonable dispute) and shall likewise be reimbursed for its reasonable costs, expenses and disbursements associated with its provision of services hereunder to the Insurance Company and the Account.

          SECTION 14.3    To the extent required by the Superintendent, the Custodian shall provide written notification to the Superintendent if this Agreement is terminated or if one hundred per cent (100%) of the assets have been withdrawn from the Account. Such notification, if required, shall be provided to the Superintendent within three (3) business days of the aforementioned events.

SECTION 15.    SUCCESSOR CUSTODIAN

          SECTION 15.1    If a successor custodian for the Account shall be appointed by the Insurance Company, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of the Account then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Account held in a Securities System or at the Underlying Transfer Agent pursuant to this Agreement.

          SECTION 15.2    If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

          SECTION 15.3    In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company of its own selection doing business in New York, New York, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of the Account and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of the Account, and to transfer to an account of such successor custodian all of the securities of the Account held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

          SECTION 15.4    In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Insurance Company to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 16.    GENERAL

          SECTION 16.1    NEW YORK LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of the State of New York.

          SECTION 16.2    PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Insurance Company on behalf of the Account and the Custodian relating to the custody of the Account’s assets.

          SECTION 16.3    ASSIGNMENT. This Agreement may not be assigned by (a) the Insurance Company without the written consent of the Custodian or (b) by the Custodian without the written consent of the Insurance Company. The Custodian shall have the right to delegate and sub-contract for the performance of any or all of its duties hereunder, provided, however, that the Custodian shall remain responsible for the performance of such duties and all the terms and conditions hereof shall continue to apply as though the Custodian performed such duties itself. All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          SECTION 16.4    INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and the Insurance Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the

Governing Documents. Any agreement as to interpretive or additional provisions shall be in a writing signed by all parties. Unless such writing specifically provides otherwise, no interpretive or additional provisions made as provided above shall be deemed to be an amendment of this Agreement.

          SECTION 16.5    THE PARTIES; REPRESENTATIONS AND WARRANTIES.

                       SECTION 16.5.1 REPRESENTATIONS AND WARRANTIES OF THE INSURANCE COMPANY. The Insurance Company hereby represents, warrants, covenants and acknowledges to Custodian as follows:

(i)	It is duly organized and is validly existing in good standing in its jurisdiction of organization.

(ii)	It has the requisite power and authority under applicable law and its Governing Documents to enter into, and perform its obligations under, this Agreement.

(iii)	All requisite proceedings and actions have been taken to authorize it to enter into and perform this Agreement.

(iv)	This Agreement constitutes the legal, valid and binding obligation of the Insurance Company with respect to the Account, enforceable in accordance with its terms.

(v)

Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Insurance Company with respect to the Account or any law or regulation applicable to it.

(vi)	The person executing this Agreement on behalf of the Insurance Company has the authority to execute this Agreement on behalf of the Insurance Company with respect to the Account.

(vii)

The Account is not registered with the SEC as an investment company under the 1940 Act because it is not operated, and in the future is not expected to operate, such that it would be deemed an “investment company” for purposes of the 1940 Act.

                       SECTION 16.5.2 REPRESENTATIONS AND WARRANTIES OF THE CUSTODIAN. Custodian hereby represents, warrants, covenants and acknowledges to the Insurance Company as follows:

(i)	It is duly organized and is validly existing in good standing in its jurisdiction of incorporation or organization.

(ii)	It has the requisite power and authority under applicable law and its Governing Documents to enter into, and perform its obligations under, this Agreement;

(iii)	All requisite proceedings and actions have been taken to authorize it to enter into and perform this Agreement;

(iv)	This Agreement constitutes the legal, valid and binding obligation of Custodian, enforceable in accordance with its terms.

(v)	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it.

(vi)	The person executing this Agreement on behalf of Custodian has the authority to execute this Agreement on behalf of Custodian.

(vii)

The Custodian shall meet with the PEO and/or PFO or their designees semi-annually, and at such other times as the PEO and/or PFO may reasonably request, upon reasonable notice, to discuss the Custodian’s compliance controls, policies and procedures. The Custodian further shall: (i) provide promptly to the PEO and PFO such documentation as the PEO and PFO shall reasonably request from time to time (subject to the Custodian’s applicable internal confidentiality and other policy restrictions) and (ii) cooperate with other reasonable efforts of the PEO and PFO to assess the compliance by the Custodian with applicable laws, rules and regulations.

(viii)

The Custodian shall notify the PEO and PFO in writing as promptly as is reasonably practicable following discovery by the Custodian of any violation of the federal securities laws by the Custodian in connection with the activities contemplated by this Agreement.

SECTION 16.6    OTHER AGREEMENTS.

          SECTION 16.6.1 REMOTE ACCESS SERVICES AGREEMENT. The Custodian and the Insurance Company agree to be bound by the terms of the Master Remote Access Services Agreement of even date herewith by and between the Insurance Company and Custodian and attached hereto as Schedule G (the “Remote Access Addendum”).

          SECTION 16.6.2 MUTUAL CONFIDENTIALITY AGREEMENT. The Custodian and the Insurance Company agree to be bound by the terms of the Mutual Confidentiality Agreement attached hereto as Schedule H.

          SECTION 16.7    INSTRUCTIONS AND NOTICES. Each party hereto shall designate from time to time the person(s) and address(es) to which Proper Instructions, notices and other communications related to the daily operations must be sent. All other notices or other communications given hereunder (including, but not limited to, termination, breach, or default notices) may be delivered: (i) in person to the offices of the parties at the addresses of the parties set forth below during normal business hours: (ii) by prepaid, certified U.S. mail (in which case it shall be deemed to have been served at the expiration of five business days after posting) to the addresses of the parties set forth below; (iii) by telecopy to the numbers of the parties set forth below (in which case it shall be deemed to have been served on the business day after the receipt thereof; provided, however, that written confirmation of transmission from the transmitting equipment must be delivered to the receiving party promptly thereafter for notice to be effective); or (iv) by any other means mutually agreed upon in writing by the parties. Either the Insurance Company or Custodian may change its delivery information from time to time by written notice given as aforesaid to the other.

To the Insurance Company:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION
OF AMERICA

Attention: Treasurer
730 Third Avenue
New York, New York 10017-3206
Telephone: 212-916-4288
Facsimile/Telecopy: 212-916-4699

With a copy to:
TEACHERS INSURANCE AND ANNUITY ASSOCIATION
OF AMERICA
General Counsel – Asset Management
730 Third Avenue
New York, New York 10017-3206
Telephone: 212-490-9000
Facsimile/Telecopy: 212-916-5760

To the Custodian:	STATE STREET BANK AND TRUST COMPANY, N.A.
Two World Financial Center
225 Liberty St., 25th Floor
New York, New York 10281
Attention: Frank Eipper
Telephone: (917) 790-4158

With a copy to:
STATE STREET BANK AND TRUST COMPANY
1776 Heritage Drive
Quincy, MA 02171
Attention: James M. Keenan
Telephone: 617-985-9422
Facsimile/Telecopy: 617-985-7575

With a copy to:
STATE STREET BANK AND TRUST COMPANY
801 Pennsylvania
Kansas City, MO 64105
Attention: Managing Counsel
Telephone: 816-871-4100
Telecopy: 816-871-9675

          SECTION 16.8  COUNTERPARTS. This Agreement may be executed in several counterparts (including facsimile counterparts), each of which shall be deemed to be an original, and all of such counterparts, when taken together, shall constitute one and the same original Agreement.

          SECTION 16.9   SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

          SECTION 16.10 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, provided that such reproduction is a true and accurate representation of the original. In addition, any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence, provided that it is a true and accurate representation of the original.

          SECTION 16.11 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 under the Exchange Act requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Insurance Company to indicate whether it authorizes the Custodian to provide the Insurance Company’s name, address, and share position to requesting companies whose securities the Insurance Company owns. If the Insurance Company tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If the Insurance Company tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Insurance Company as consenting to disclosure of this information for all securities owned by the Insurance Company or any funds or accounts established by the Insurance Company. For the Insurance Company’s protection, the Rule prohibits the requesting company from using the Insurance Company’s name and address for any purpose other than corporate communications. Please indicate below whether the Insurance Company consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Insurance Company’s name, address, and share positions.

NO [X]	The Custodian is not authorized to release the Insurance Company’s name, address, and share positions.

          SECTION 16.12 BUSINESS CONTINUITY PLAN. Custodian shall maintain a comprehensive business continuity plan that is commercially reasonable and complies with applicable law, rules and regulations. Custodian will provide an executive summary of such plan upon reasonable request of the Insurance Company. Custodian will test the adequacy of its business continuity plan at least annually and shall report orally to the Insurance Company all material information relating to the results of such testing upon reasonable request of the Insurance Company; provided, however, that Custodian shall not be required to disclose any information that it treats as confidential in the ordinary course of its business. In the event of business disruption that materially impacts Custodian’s provision of service under this Agreement, Custodian will notify the Insurance Company of the disruption and the steps being taken in response.

          SECTION 16.13 SURVIVAL. The indemnification and other provisions of Section 13 and 16.6.2 shall survive the expiration, termination or cancellation of this Agreement.

          SECTION 16.14 INSURANCE. Custodian shall have in force and maintain, for its own protection, insurance in form and amount necessary to comply with the requirements of Custodian’s banking regulator.

          SECTION 16.15 AFFIDAVITS. Custodian shall provide, upon written request from the Superintendent or from the Insurance Company on behalf of the Account, an affidavit, on a form prescribed by the Superintendent, with respect to the Assets held by Custodian, whether by possession or in book entry form.

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[Signature page(s) follow]

SIGNATURE PAGE

          In Witness Whereof, each of the parties has caused this Custodian Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above-written.

Signature Attested to By:		TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA, ON BEHALF
OF THE TIAA REAL ESTATE ACCOUNT

By:	/s/ Jorge C. Gutierrez	By:	/s/ Georganne Proctor
Name:	Jorge C. Gutierrez	Name:	Georganne Proctor
Title:	Assistant Treasurer	Title:	Executive Vice President and Chief
Financial Officer

By:	/s/ Jorge C. Gutierrez	By:	/s/ Gary Chinery
Name:	Jorge C. Gutierrez	Name:	Gary Chinery
Title:	Assistant Treasurer	Title:	Vice President and Treasurer

Signature Attested to By:		STATE STREET BANK AND TRUST
COMPANY, N.A.

By:	/s/ Craig E. Both	By:	/s/ Kenneth A. Bergeron
Name:	Craig E. Both	Name:	Kenneth A. Bergeron
Title:	Vice President	Title:	Senior Vice President